Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
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PCAOB REGISTERED


November 30, 2007


Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549


Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated November 27, 2007 of Carlateral, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audits for the years ended February 28, 2007 and 2006, and our reviews of interim financial statements. We cannot confirm or deny that the appointment of Davis Accounting Group P.C., was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,


/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499
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Fax: (702)253-7501
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